                                                                    EXHIBIT 23.2

                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form S-1 filed by Richmond County Financial Corp., Staten Island, New York, and all amendments thereto; in the Form H-(e)1-S for Richmond County Financial Corp., and all amendments thereto; and in the Application for Conversion on Form 86-AC filed by Richmond County Savings Bank (the "Bank"), and all amendments thereto, and in the Notice and Application for Richmond County Savings Bank filed with the Federal Deposit Insurance Corporation and all amendments thereto, relating to the conversion of the Bank from a New York State chartered mutual savings bank to a New York State chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to Richmond County Financial Corp., a holding company formed for such purpose, and the offering of Richmond County Financial Corp.'s common stock.


                                          /s/ MULDOON, MURPHY & FAUCETTE



Dated this 2nd day of
October, 1997